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                                                                    EXHIBIT 10.4

                             METAMOR WORLDWIDE, INC.
                            EXECUTIVE INCENTIVE PLAN


         1.       ESTABLISHMENT.

                  1.1 ESTABLISHMENT OF THE PLAN. Metamor Worldwide, Inc. ("Company"), a Delaware corporation, hereby establishes this incentive plan for executives. The Plan, including any amendments which may be made from time to time, shall be known as the Metamor Worldwide, Inc. Executive Incentive Plan ("Plan").

                  1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to provide its participants with incentive awards to the extent they have contributed to the Company's success, through an ongoing program designed to reinforce the Company's financial and operating objectives.

                  1.3 EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of January 1, 1998, subject to the final approval of the Plan by the Company's stockholders.

         2.       DEFINITIONS AND CONSTRUCTION.

                  2.1 DEFINITIONS. Whenever used as a capitalized term in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided:

                  (i) "EIP Award" means the annual incentive plan award approved by the Compensation Committee for an eligible participant for a particular Plan Year.

                  (ii) "EIP Award Guidelines" mean the standards, targets, performance measurement and evaluation criteria and guidelines to be used to determine EIP Awards for a particular Plan Year.

                  (iii) "Beneficiary" means the person, persons or trust designated by a Participant as provided in Section 8.2.

                  (iv) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, as the same may be amended from time to time.

                  (v) "Company" means Metamor Worldwide, Inc., or any successor thereto.

                  (vi) "Committee" means the Compensation Committee of the Board of Directors. The Compensation Committee shall be comprised solely of two or more "outside directors" (within the meaning of Section 162(m) of the Code) designated by the Board of Directors, and shall serve at the pleasure of the Board.

                  (vii) "Employee" means an individual who is an employee of the Company.

                  (viii) "Participant" means an Employee of the Company who has been designated as a Participant under the Plan, as provided in Section 3.1.




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                  (ix) "Plan" means the "Metamor Worldwide, Inc. Executive
         Incentive Plan" as set forth in this document, and as it may be amended from time to time.

                  (x) "Plan Year" means the 12 month period beginning on the first day of the Company's fiscal year and ending on the last day of such fiscal year.

                  2.2 GENDER AND NUMBER; HEADINGS. Except when otherwise indicated by the context, any masculine terminology when used in this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

         3.       PARTICIPATION.

                  3.1 PARTICIPATION. Eligibility for participation is limited to the Chief Executive Officer, Corporate Officers, and other key management employees. The Compensation Committee shall designate the Employees of the Company who are to be the Participants under this Plan. Such designations may be based on participation criteria established by the Compensation Committee from time to time. The designation of participants shall be made for each Plan Year, and the participants designated for a particular Plan Year may be identified by reference to the subject Plan Year (e.g., the participants designated for the 1998 Plan Year may be referred to as "1998 Participants").

The Compensation Committee may establish such procedures as it deems appropriate for notifying each participant of his status as a participant under the Plan.

         4.       ADMINISTRATION OF THE PLAN.

                  4.1 ANNUAL EIP GUIDELINES. For each Plan Year, the Compensation Committee shall establish the EIP Guidelines for that Plan Year. Such EIP Guidelines for the particular Plan Year shall consist of such performance targets, performance ranges, performance measurements and evaluation criteria and guidelines as the Compensation Committee determines to be applicable in awarding EIP Awards for the relevant Plan Year, all of which shall collectively be known as the "EIP Award Guidelines" for that Plan Year. The EIP Award Guidelines established for a particular Plan Year may include any of the following elements, as determined in the sole discretion of the Compensation Committee.

                  (i) An incentive award target for each participant, expressed as a percent of base salary, for purposes of determining the dollar amount which shall be available for EIP Awards and other benefits under the Plan for the Plan Year;

                  (ii) Financial, strategic, project, and/or individual performance goals for each participant;

                  (iii) Performance measurement and goal weighting criteria and guidelines for each participant, where applicable;

                  (iv) Individual target, minimum, and maximum incentive opportunities for participants or groups of participants, including accompanying performance ranges, where applicable;

                  (v) Guidelines and requirements for the development and approval of performance measures and objectives; and


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                  (vi) Such other standards, criteria, measurements,
         requirements and guidelines as the Compensation Committee may from time to time determine shall be applicable with respect to the subject Plan Year.

The EIP Guidelines so established for each Plan Year shall be communicated to participants and such other Company personnel as the Compensation Committee deems necessary to assist in the maintenance of the Plan for such Plan Year. The EIP Guidelines for each Plan Year (including the EIP Award Guidelines included therein) shall be maintained with the records of the Plan for reference purposes.

                  4.2 CONDITIONS. Notwithstanding any other provision of this Plan to the contrary, any EIP Awards and other benefits paid to Participants under this Plan shall be subject to the following conditions:

                  (i) All EIP Guidelines or other performance measures, goals, standards, formulas, or criteria relating to Participants ("Performance measures") for a Plan Year shall be established by the Compensation Committee in writing within 90 days of the beginning of the Plan Year provided that the outcome of the performance measures is substantially uncertain at the time established by the Compensation Committee. Performance measures may be based on one or more of the following business criteria, and may be related to Corporate, divisional, or subsidiary performance: earnings before interest and taxes (EBIT), sales, sales growth, operating profit, net income, economic profit, earnings per share, return on equity, cash flow, earnings multiple, cash flow multiple, total shareholder return, stock price.

                  (ii) The award and payment of any EIP Award or other benefit under this Plan to a Participant with respect to a Plan Year shall be contingent upon the attainment of the applicable performance measures. The Compensation Committee shall certify in writing prior to the payment of any such EIP Award that such applicable performance measures relating to the EIP Award were satisfied. Approved minutes of a meeting of the Compensation Committee may be used for this purpose.

                  (iii) The maximum EIP Award or other benefit that may be paid to any Participant under the Plan for any Plan Year is $2,500,000.


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                  (iv) The Committee has the authority to reduce the amount of or eliminate any incentive otherwise payable under the EIP Guidelines, although it does not have the authority to increase the amount of an incentive award as determined pursuant to the EIP Guidelines.

                  (v) All EIP Awards or other benefits to Participants under the Plan shall be further subject to such other conditions, restrictions, and requirements as the Compensation Committee may determine to be necessary to carry out the purposes of this Section 4.

                  4.3 COMPENSATION COMMITTEE. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the full power, authority and discretion to administer the Plan and construe, interpret and apply its provisions. Without limiting the generality thereof, the Compensation Committee shall have the following powers, duties and authorities as regards its administration and activities as regards the Plan:

                  (i)   To establish EIP Guidelines for each Plan Year;

                  (ii) To approve EIP Awards or other benefit payments for participants for each Plan Year;

                  (iii) To establish, maintain, and interpret such rules, regulations and requirements as it deems necessary or advisable as regards the administration and maintenance of the Plan, including the amendment and modification of such rules, regulations and requirements;

                  (iv) To resolve all questions relating to the eligibility of participants;

                  (v) To resolve all questions relating to a Participant's right to receive any EIP Award payment or other benefits under the Plan;

                  (vi) To determine the time, manner and form of payment with respect to any EIP Award payments or other benefits under the Plan;

                  (vii) To engage any administrative, legal, consulting, clerical or other services it deems appropriate in administering the Plan;

                  (viii) To construe and interpret the Plan, and any administrative rules relating thereto, as necessary and to carry out the purposes of the Plan;

                  (ix) To resolve any questions or make any determinations relating to the administration of the Plan;

                  (x) To compile and maintain all records it determines to be necessary, appropriate and convenient in connection with the administration of the Plan;

                  (xi) To delegate or appoint such other parties as it determines to be necessary to carry out a general or specific function as regards the administration of the Plan; and

                  (xii) To take all such other actions, and to make such determinations, as are necessary to administer the Plan and carry out its purposes.


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All actions taken or determinations made by the Compensation Committee as regards the Plan shall be final, binding and conclusive upon all parties

                  4.4 EXPENSES. Any expenses relating to the administration of this Plan shall be borne by the Company.

                  4.5 INDEMNIFICATION AND EXCULPATION. The members of the Compensation Committee, its agents or representatives, and Employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

         5.       EIP AWARDS AND PAYMENT OF AWARDS.

                  5.1 ELIGIBILITY FOR EIP AWARD PAYMENTS. To be eligible to receive any EIP Award payment as may be approved for the participant for a particular Plan Year, as provided in Section 5.1, such participant must satisfy one of the following eligibility conditions:

                  (i) He must be employed by the Company on the first and last day of the Plan Year and experience no break in service; or

                  (ii) He must have retired, died or incurred a long-term disability (rendering the Employee unable to perform the duties associated with their position within the Company) during the Plan Year if he is not employed as an Employee on the last day of the Plan Year;

Unless the Compensation Committee otherwise specifically provides, a participant who does not meet one of the foregoing employment eligibility conditions for a particular Plan Year shall not be eligible to receive payment of an EIP Award for such Plan Year.

                  5.2 TIME AND FORM OF PAYMENT. All EIP Awards for a particular Plan Year shall be paid to or with respect to the eligible participants for such Plan Year at such time or times as the Compensation Committee may determine by applying the EIP Guidelines after the close of the Plan Year, upon the availability of audited financial statements. Normally, all EIP Award payments shall be in a single lump sum; however, the Compensation Committee may from time to time direct the payment of any EIP Award in a different payment form or a stream of payments upon written notification to Plan participants. The Compensation Committee shall designate whether an EIP Award is to be paid in cash, other forms of property or benefit, or any combination thereof.

                  5.3 VOLUNTARY DEFERRAL OF AWARD. A Participant may elect to defer payment of his EIP Award if deferral of an award under the Plan is permitted pursuant to the terms of a deferred compensation program of the Company existing at the time the election to defer is permitted to be made, and if the Participant complies with the terms of such program.


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                  5.4 DEATH OF PARTICIPANT. In the event a participant who is eligible to receive an EIP Award dies before payment thereof is made to him, the payment of such EIP Award shall be made to his designated Beneficiary at the same time and in the same form as other participants.

         6.       FUNDING OF THE PLAN.

                  6.1 FUNDING. All amounts paid under this Plan shall be paid from the general assets of the Company. EIP Award payments and other benefit payments under this Plan shall be reflected on the accounting records of the Company, but neither this Plan nor the maintenance of such accounting records shall be construed to create, or require the creation of, a trust, custodial account, or escrow account with respect to any participant. No participant shall have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds, that the Employees may purchase, establish, or accumulate to aid in providing the unfunded EIP Award payments or other benefits described in the Plan.

Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust or fiduciary relationship of any kind between an Employer, the Compensation Committee and a participant or any other person. Participants shall not acquire any interest under the Plan greater than that of an unsecured general creditor of an Employer.

         7.       MERGER; AMENDMENT; TERMINATION.

                  7.1 MERGER, CONSOLIDATION, OR ACQUISITION. In the event of a merger, consolidation, or acquisition where the Company is not the surviving organization, unless the successor or acquiring organization shall elect to continue and carry on the Plan, this Plan shall terminate with respect to the Company, and no additional benefits shall accrue for the participants of the Company. Unpaid EIP Award payments or other benefits shall continue to be paid as scheduled unless the Company or acquiring organization elects to accelerate payment.

                  7.2 TERMINATION. The Compensation Committee may terminate this Plan at any time, for any reason, and in any manner. In the event of the termination of the Plan, no further EIP Award payments or other benefits shall accrue under this Plan, and amounts which are then payable with respect to a prior Plan Year shall continue to be an obligation of the Company and shall be paid as scheduled. No EIP Award payments or other payments shall be made with respect to the Plan Year in which the Plan is terminated, unless otherwise provided by the Compensation Committee.

         8.       SPECIAL PROVISIONS.

                  8.1 NONALIENATION. No EIP Award or other benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Notwithstanding the foregoing provisions of this Section 8.1, no EIP Award or other benefit amount payable under the Plan shall be payable until and unless any and all amounts representing debts or other obligations owed to the Company by the participant with respect to whom such amount would otherwise be payable shall have been fully paid.


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                  8.2 BENEFICIARY DESIGNATION. A participant may designate a
Beneficiary who upon his death is to receive a EIP Award payment that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing and on a form approved by the Compensation Committee for such purpose, and any such designation shall only be effective if and when delivered to the Compensation Committee or its representative during the lifetime of the participant. Absent any specific Beneficiary designation with respect to this Plan, a Participant's designated Beneficiary for purposes of this Plan shall be the same person or persons as designated as his beneficiary to receive life insurance proceeds under the employer's group term life insurance coverage for such participant. In the event there is not a Beneficiary designated on file for the participant, such Participant's Beneficiary shall be deemed to be the Participant's surviving spouse, or if there is no such spouse, the Participant's estate.

                  8.3 EFFECT ON OTHER BENEFIT PLANS. EIP Awards or other benefit amounts paid under this Plan shall only be considered as compensation under the Employee benefit plans of the Company as determined and provided under the provisions of such plans.

                  8.4 COMPANY-EMPLOYEE RELATIONSHIP. The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee or otherwise act with relation to the Employee. The Company may take any action (including discharge) with respect to any Employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as a Participant under this Plan.

                  8.5 INCOMPETENCE. Every person receiving or claiming a EIP Award or other benefit payments under the Plan shall be conclusively presumed to be mentally competent until the date on which the Compensation Committee receives a written notice, in a form and manner acceptable to the Compensation Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with care of such person or person's estate has been appointed; provided, however, that if the Compensation Committee shall find that any person to whom a EIP Award or other benefit payment is payable under the Plan is unable to care for such person's affairs because of incompetence, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid in a manner as approved by the Compensation Committee. Any such payment so made shall be a complete discharge of any liability therefore under the Plan.

                  8.6 BINDING ON THE COMPANY, PARTICIPANTS AND THEIR SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the participants, their heirs, executors, administrators and legal representatives.

                  8.7 STATUS UNDER ERISA. This Plan is not maintained as and is not intended to be an "Employee benefit plan" under the Employee Retirement Income Security Act of 1974, as amended.

                  8.8 TAX LIABILITY. The Company may withhold from any payment thereunder any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

                  8.9 SEVERABILITY. In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted,



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and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.

                  8.10 APPLICABLE LAW. This Plan shall be governed by, construed, and administered in accordance with the laws of the State of Texas, except to the extent such laws are preempted by the laws of the United States.